Exhibit 99.1
Calix Reports First Quarter 2013 Financial Results
Strong demand bucks seasonal trend resulting in record first quarter revenue
PETALUMA, CA – April 25, 2013 – Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the first quarter ended March 30, 2013. Revenue for the first quarter of 2013 was $90.5 million, an increase of 15.3% compared to $78.6 million for the first quarter of 2012.
"Our strong year-over-year first quarter revenue growth resulted in record revenue for a first quarter and improved gross margin,” said Carl Russo, president and CEO of Calix. “These results reflect our success in penetrating new customer accounts and expanding our addressable market."
Non-GAAP net income for the first quarter of 2013 was $3.2 million, or $0.06 per fully diluted share. Non-GAAP net income was $0.6 million, or $0.01 per fully diluted share, for the first quarter of 2012. A reconciliation of GAAP and non-GAAP results is included as part of this release.
GAAP net loss for the first quarter of 2013 was $6.2 million, or $(0.13) per basic and diluted share, compared to a GAAP net loss of $7.5 million, or $(0.16) per basic and diluted share for the first quarter of 2012. A reconciliation of our first quarter 2013 operating results from non-GAAP to GAAP is provided below:

Calix, Inc.
(Unaudited, in thousands, except per share data)
Three Months Ended March 30, 2013

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$90,548	$—	$—	$90,548
Cost of revenue	46,994	351	2,088	49,433
Gross profit	43,554	(351)	(2,088)	41,115
Gross margin	48.1%	-0.4%	-2.3%	45.4%
Operating expenses	39,735	4,368	2,552	46,655
Operating income (loss)	3,819	(4,719)	(4,640)	(5,540)
Interest and other income (expense), net	(306)	—	—	(306)
Income (loss) before taxes	3,513	(4,719)	(4,640)	(5,846)
Provision for income taxes	357	—	—	357
Net income (loss)	$3,156	$(4,719)	$(4,640)	$(6,203)
Weighted average basic and diluted shares used
to compute GAAP net loss per common share				48,911
Weighted average diluted shares used to compute
non-GAAP net income per common share	49,422	49,422	49,422
GAAP net loss per common share				$(0.13)
Non-GAAP net income (loss) per share	$0.06	$(0.10)	$(0.09)

Calix Press Release	Page 2

Conference Call
In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its first quarter 2013 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com/.
Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)
The conference call and webcast will include forward-looking information.
About Calix
Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to transform their copper- and fiber-based networks and become the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.
Use of Non-GAAP Financial Information
The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted income per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring acquisition-related and other expenses, which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Calix Press Release	Page 3

Calix, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 30,	March 31,
	2013	2012
Revenue	$90,548	$78,565
Cost of revenue:
Products and services (1)	47,345	43,471
Amortization of intangible assets	2,088	1,275
Total cost of revenue	49,433	44,746
Gross profit	41,115	33,819
Operating expenses:
Research and development (1)	20,171	16,966
Sales and marketing (1)	15,801	14,890
General and administrative (1)	8,131	6,780
Amortization of intangible assets	2,552	2,552
Total operating expenses	46,655	41,188
Loss from operations	(5,540)	(7,369)
Interest and other income (expense), net:
Interest income	1	7
Interest expense	(28)	(42)
Other income (expense), net	(279)	(22)
Loss before provision for income taxes	(5,846)	(7,426)
Provision for income taxes	357	95
Net loss	$(6,203)	$(7,521)
Net loss per common share:
Basic and diluted	$(0.13)	$(0.16)
Weighted average number of shares used to compute
net loss per common share:
Basic and diluted	48,911	47,850

(1)	Includes stock-based compensation as follows:
Cost of revenue	$351	$363
Research and development	1,186	1,021
Sales and marketing	1,279	1,239
General and administrative	1,903	1,692
	$4,719	$4,315

Calix Press Release	Page 4

Calix, Inc.
Reconciliation of GAAP to Non-GAAP Results
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 30,	March 31,
	2013	2012
GAAP net loss	$(6,203)	$(7,521)
Adjustments to reconcile GAAP net loss to
non-GAAP net income:
Stock-based compensation	4,719	4,315
Amortization of intangible assets	4,640	3,827
Non-GAAP net income	$3,156	$621
Non-GAAP net income per common share
Basic	$0.06	$0.01
Diluted	$0.06	$0.01
Weighted average shares used to compute non-GAAP
net income per common share - Basic	48,911	47,850
Weighted average shares used to compute non-GAAP
net income per common share - Diluted (1)	49,422	48,039

(1) Includes the dilutive effect of outstanding stock options, restricted stock units, and ESPP.

Calix Press Release	Page 5

Calix, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$48,059	$46,995
Accounts receivable, net	70,717	59,519
Inventory	39,232	43,282
Deferred cost of goods sold	26,417	21,077
Prepaid expenses and other current assets	6,063	5,677
Total current assets	190,488	176,550
Property and equipment, net	19,013	21,083
Goodwill	116,175	116,175
Intangible assets, net	57,661	62,301
Other assets	1,694	1,788
Total assets	$385,031	$377,897
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,673	$16,804
Accrued liabilities	36,673	36,176
Deferred revenue	48,629	39,315
Total current liabilities	98,975	92,295
Long-term portion of deferred revenue	16,917	15,782
Other long-term liabilities	1,525	745
Total liabilities	117,417	108,822
Stockholders' equity:
Common stock	1,222	1,222
Additional paid-in capital	764,992	760,232
Accumulated other comprehensive income	114	132
Accumulated deficit	(498,714)	(492,511)
Total stockholders' equity	267,614	269,075
Total liabilities and stockholders' equity	$385,031	$377,897

Calix Press Release	Page 6

Calix, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended
	March 30,	March 31,
	2013	2012
Operating activities:
Net loss	$(6,203)	$(7,521)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,854	1,960
Loss on retirement of property and equipment	542	—
Amortization of intangible assets	4,640	3,827
Stock-based compensation	4,719	4,315
Changes in operating assets and liabilities:
Restricted cash	—	754
Accounts receivable, net	(11,198)	(836)
Inventory	4,050	7,651
Deferred cost of revenue	(5,340)	(1,281)
Prepaid expenses and other assets	74	623
Accounts payable	(3,131)	(117)
Accrued liabilities	482	(293)
Deferred revenue	10,449	4,765
Other long-term liabilities	442	(330)
Net cash provided by operating activities	2,380	13,517
Investing activities:
Purchase of property and equipment	(1,326)	(3,012)
Net cash used in investing activities	(1,326)	(3,012)
Financing activities:
Proceeds from exercise of stock options	42	72
Net cash provided by financing activities	42	72
Effect of exchange rate changes on cash and cash equivalents	(32)	47
Net increase in cash and cash equivalents	1,064	10,624
Cash and cash equivalents at beginning of period	46,995	38,938
Cash and cash equivalents at end of period	$48,059	$49,562

Investor Inquiries:
David H. Allen
408-474-0080
David.Allen@Calix.com